                                                                     EXHIBIT 5.2


                          [Letterhead of Mayer, Brown & Platt]



                                    December 22, 1999



Everest Reinsurance Holdings, Inc.
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938

Everest Re Capital Trust
c/o Everest Reinsurance Holdings, Inc.
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938

     Re:  Everest Reinsurance Holdings, Inc.
          Everest Re Capital Trust
          Registration Statement on Form S-3

Dear Ladies/Gentlemen:

     We have represented Everest Reinsurance Holdings, Inc., a Delaware corporation ("Everest Holdings"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (File No. 333-87363) (the "Registration Statement") relating to senior notes (the "Senior Notes") and junior subordinated notes (the "Junior Subordinated Notes") of Everest Holdings. We have also represented Everest Re Capital Trust, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Commission under the Securities Act of the Registration Statement relating to preferred securities (the "Preferred Securities") of the Trust, which are guaranteed (the "Guaranty") by Everest Holdings. The Senior Notes are to be issued under a senior indenture (the "Senior Indenture") between Everest Holdings and The Chase Manhattan Bank, as trustee, and the Junior Subordinated Notes are to be issued under a subordinated indenture (the "Subordinated Indenture") between Everest Holdings and The Chase Manhattan Bank, as trustee, in each case to be entered into prior to the issuance of the Senior Notes and the Junior Subordinated Notes. Certain terms of the Senior Notes and the Junior Subordinated Notes will be established by supplemental indentures or resolutions of the board of directors of Everest Holdings.

Everest Reinsurance Holdings, Inc.
Everest Re Capital Trust
December 22, 1999
Page 2


     In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of Everest Holdings as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based upon and subject to the foregoing, we are of the opinion that:


     (i) The Senior Notes have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered and authenticated in accordance with the Senior Indenture and when payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings entitled to the benefits provided by the Senior Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (ii) The Junior Subordinated Notes have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered and authenticated in accordance with the Subordinated Indenture and when payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings entitled to the benefits provided by the Junior Subordinated Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting then enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (iii) The Guaranty has been duly authorized for issuance by Everest Holdings and, when duly executed and delivered, and when the Preferred Securities are duly executed, delivered and payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect

Everest Reinsurance Holdings, Inc.
Everest Re Capital Trust
December 22, 1999
Page 3


           thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We are admitted to practice law in the States of Illinois and New York and we express no opinions as to matters under or involving any laws other than the laws of the States of Illinois and New York, the federal laws of the United States of America and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of the Securities" in the Registration Statement.


                                    Very truly yours,


                                    /s/ Mayer, Brown & Platt

                                    MAYER, BROWN & PLATT